Independent Auditors' Report

To the Board of Trustees of
The Advisors' Inner Circle Fund:
In planning and performing our audit of the
financial statements of Japan Smaller Companies
Fund, HGK Equity Value Fund, AIG Money Market Fund,
FMC Select Fund, FMC Strategic Value Fund, LSV Value
Equity Fund, CRA Realty Shares Portfolio, Toews S&P
500 Hedged Index Fund, Toews Nasdaq-100 Hedged Index
Fund, Synovus Large Cap Core Equity Fund, Synovus
Mid Cap Value Fund, Synovus Intermediate-Term Bond
Fund, Synovus Georgia Municipal Bond Fund, Commerce
Capital Government Money Market Fund, C & B Tax-
Managed Value Portfolio, C & B Mid Cap Value
Portfolio, C & B Large Cap Value Portfolio, Sterling
Capital Balanced Fund and Sterling Capital Small Cap
Value Fund (the "Funds"), nineteen of the forty
funds constituting The Advisors' Inner Circle Fund,
for the year ended October 31, 2002, we considered
its internal control, including control activities
for safeguarding securities, in order to determine
our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
not to provide assurance on internal control.
The management of The Advisors' Inner Circle Fund is
responsible for establishing and maintaining
internal control.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  Generally,
controls that are relevant to an audit pertain to
the entity's objective of preparing financial
statements for external purposes that are fairly
presented in conformity with generally accepted
accounting principles.  Those controls include the
safeguarding of assets against unauthorized
acquisition, use, or disposition.
Because of inherent limitations in internal control,
error or fraud may occur and not be detected.  Also,
projection of any evaluation of internal control to
future periods is subject to the risk that it may
become inadequate because of changes in conditions
or that the effectiveness of the design and
operation may deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards
established by the American Institute of Certified
Public Accountants. A material weakness is a
condition in which the design or operation of one or
more of the internal control components does not
reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts
that would be material in relation to the financial
statements being audited may occur and not be
detected within a timely period by employees in the
normal course of performing their assigned
functions.  However, we noted no matters involving
internal control and its operation, including
controls for safeguarding securities, that we
consider to be material weaknesses as defined above
as of October 31, 2002.
This report is intended solely for the information
and use of management, the Board of Trustees of The
Advisors' Inner Circle Fund, and the Securities and
Exchange Commission, and is not intended to be and
should not be used by anyone other than these
specified parties.
KPMG LLP /s/
Philadelphia, Pennsylvania
December 23, 2002


Report of Independent Accountants
To the Board of Trustees and Shareholders of The Advisors' Inner Circle Fund


In planning and performing our audit of the financial statements of Acadian Emerging Markets
Portfolio, FMA Small Company Portfolio, ICM Small
Company Portfolio, Independence Small Cap Portfolio,
McKee International Equity Portfolio, Rice, Hall
James Micro Cap Portfolio, Rice, Hall James
Small/Mid Cap Portfolio, Sirach Bond Portfolio,
Sirach Equity Portfolio, Sirach Growth Portfolio,
Sirach Special Equity Portfolio, Sirach Strategic
Balanced Portfolio, TS&W Equity Portfolio, TS&W
Fixed Income Portfolio and TS&W International Equity
Portfolio (fifteen of the portfolios constituting
The Advisors' Inner Circle Fund, the "Trust") for the year ended October 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2002.
This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 13, 2002